     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              ABBOTT LABORATORIES

             (Exact name of registrant as specified in its charter)

                         ILLINOIS                                                    36-0698440
               (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

                              100 ABBOTT PARK ROAD
                        ABBOTT PARK, ILLINOIS 60064-3500
                                 (847) 937-6100

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JOSE M. DE LASA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              ABBOTT LABORATORIES
                              100 ABBOTT PARK ROAD
                        ABBOTT PARK, ILLINOIS 60064-3500
                                 (847) 937-6100

               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                  ROBERT E. CURLEY                                  CHARLES W. MULANEY, JR.
                MAYER, BROWN & PLATT                          SKADDEN, ARPS, SLATE, MEAGHER & FLOM
              190 SOUTH LASALLE STREET                               333 WEST WACKER DRIVE
              CHICAGO, ILLINOIS 60603                               CHICAGO, ILLINOIS 60606
                   (312) 782-0600                                        (312) 407-0700

                         ------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- ------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- ------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
        TITLE OF EACH CLASS OF               AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
      SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT (1)             PRICE (1)                 FEE
Debt Securities........................     $650,000,000(2)             100%              $650,000,000(2)          $172,414(2)

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Of the $650,000,000 of debt securities registered hereby, $150,000,000 aggregate principal amount of such securities was registered pursuant to Registration Statement No. 33-50253 and are unissued as of the date hereof. A registration fee of $46,875 was previously paid with respect to such securities and is not included in the amount stated above.

    Pursuant to  Rule 429  under the  Securities Act  of 1933,  as amended,  the
Prospectus  filed  as  part  of  this  Registration  Statement  relates  to  the securities registered hereby, including the remaining unsold $150,000,000 principal amount of debt securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 33-50253). Such Registration Statement is amended to reflect the information contained herein.
                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 17, 1996

P R O S P E C T U S

                                  $650,000,000

                              ABBOTT LABORATORIES

                                DEBT SECURITIES

                                  ------------

    Abbott Laboratories (the "Company") intends from time to time to issue its unsecured debt securities (the "Securities") from which the Company will receive up to an aggregate amount of $650,000,000 in proceeds (or its equivalent in foreign currencies or currency units). The Securities will be offered for sale in amounts, at prices and on terms to be determined when an agreement to sell is made or at the time of sale, as the case may be. The Securities may be sold for U.S. dollars, foreign denominated currency or European Currency Units ("ECUs"), and principal of and any interest on the Securities may likewise be payable in U.S. dollars, foreign denominated currency or ECUs. For each issue of Securities in respect of which this Prospectus is being delivered (the "Offered Securities"), there is an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth the title, designation, aggregate principal amount, designated currency or currency units, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, maturity, priority, premium, if any, authorized denominations, initial price, any redemption or prepayment rights at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price, the form of the Securities (which may be in registered or permanent global form) and other special terms of the Offered Securities, together with the terms of the offering of the Offered Securities and the net proceeds to the Company from the sale thereof.

    The Securities may be offered directly to purchasers or to or through agents, underwriters or dealers designated from time to time, or through a combination of those methods of sale. If any underwriters or agents are involved in the offering of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable fee, commission and discount arrangements with them will be set forth in the Prospectus Supplement. See "Plan of Distribution." The net proceeds to the Company from such offering will also be set forth in the Prospectus Supplement.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES
            COMMISSION  PASSED UPON THE  ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO  THE
                          CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                 The date of this Prospectus is June   , 1996.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES TO ANY PERSON IN ANY JURISDICTION TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the
Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, at the office of the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and at the office of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. The Company has securities listed on each of the aforementioned exchanges.

    This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Securities.

    The Company is not required, nor does it intend, to provide annual or other reports to holders of the Securities. However, such reports will be available to such holders upon request. See "Documents Incorporated by Reference."

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company under the Exchange Act with the Commission are incorporated herein by reference:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

    (2) The Company's Current Report on Form 8-K, dated March 29, 1996.

    (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge, upon the written or oral request by any person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Jose M. de Lasa, Senior Vice President, Secretary and General Counsel, Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 (telephone (847) 937-6100).

                                  THE COMPANY

    The Company is an Illinois corporation, incorporated in 1900. As used throughout the text of this document, references to the "Company" include the Company and its consolidated subsidiaries, unless otherwise indicated or unless the context otherwise requires. The Company's corporate offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Its telephone number is
(847) 937-6100.

    The Company's principal business is the discovery, development, manufacture, and sale of a broad and diversified line of health care products and services. Among the Company's products is a line of adult and pediatric pharmaceuticals and nutritionals. These products are sold primarily on the prescription or recommendation of physicians or other health care professionals. This line also includes agricultural and chemical products, bulk pharmaceuticals, and consumer products. In addition, the Company produces a line of hospital and laboratory products which includes diagnostic systems for blood banks, hospitals, commercial laboratories, alternate-care testing sites, and consumers;
intravenous and irrigation fluids and related administration equipment, including electronic drug delivery systems; drugs and drug delivery systems; anesthetics; critical care products; and other medical specialty products for hospitals and alternate-care sites.

    The Company purchases, in the ordinary course of business, necessary raw materials and supplies essential to the Company's operations from numerous suppliers in the United States and overseas. The Company markets products in approximately 130 countries through affiliates and distributors. Most of the Company's products are sold both in and outside the United States. The Company employs approximately 50,200 persons in its various offices, plants and facilities located throughout North America, South America, Europe, Africa, Asia and Australia.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges of the Company (including its majority-owned subsidiaries, whether or not consolidated, its proportionate share of any fifty-percent-owned persons, and any income received (but not undistributed amounts) from less-than-fifty-percent-owned persons) for the periods indicated:

                                                              YEAR ENDED DECEMBER 31,
             THREE MONTHS ENDED                -----------------------------------------------------
               MARCH 31, 1996                    1995       1994       1993       1992       1991
- ---------------------------------------------  ---------  ---------  ---------  ---------  ---------

                    25.5                            21.9       24.1       21.3       18.0       16.0

    For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; equity in earnings of less than fifty-percent-owned persons, less dividends received; minority interest; and the portion of rentals representative of the interest factor, (ii) the Company considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals. A statement setting forth the computation of the ratios of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                USE OF PROCEEDS

    Except as otherwise set forth in the Prospectus Supplement relating to the Offered Securities, the net proceeds to be received by the Company from the sale of the Securities will be added to the general funds of the Company and will be used for general corporate purposes, including repayment of indebtedness, retirement of long-term and short-term debt and the purchase of shares of the Company's common stock. Pending such use, the net proceeds will be temporarily invested in short-term instruments.

                           DESCRIPTION OF SECURITIES

    The Securities are to be issued under an Indenture (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the
"Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, such Sections or defined terms are incorporated herein by reference.

    The following sets forth certain general terms and provisions of the Securities offered hereby. The particular terms of the Securities offered by any Prospectus Supplement (the "Offered Securities") will be described in the Prospectus Supplement relating to such Offered Securities (the "Applicable Prospectus Supplement").

GENERAL

    The Indenture does not limit the amount of Securities that may be issued thereunder and Securities may be issued thereunder from time to time in one or more series. The Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated obligations of the Company.

    Unless otherwise indicated in the Applicable Prospectus Supplement, principal of, premium, if any, and interest on the Securities will be payable, and the transfer of Securities will be registrable, at the office or agency to be maintained by the Company in Chicago and at any other office or agency maintained by the Company for such purpose. The Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

    The Applicable Prospectus Supplement will describe the following terms of the Offered Securities: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the Person to whom any interest on the Offered Securities shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of the Offered Securities is payable; (5) the rate or rates (which may be fixed or variable) at which the Offered Securities shall bear interest or the method by which such rate or rates shall be determined, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on the Offered Securities shall be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem, purchase or repay the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (9) if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the Offered Securities shall be issuable; (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Securities shall be payable if other than the currency of the United States of America; (11) if the amount of payments of principal of or any premium or interest on any Offered Securities may be determined with reference to an index or formula, the manner in which such amounts shall be determined; (12) if the principal of or any premium or interest on any Offered Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Offered Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Securities as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (13) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which shall be payable upon declaration of acceleration of the Maturity thereof; (14) the applicability of the provisions described under "Defeasance and Covenant Defeasance"; (15) if the Offered Securities will be issued in whole or in part in the form of a Book-Entry Security as described under "Book-Entry Securities," the depository appointed by the Company (the "Depository") or its nominee with respect to the Offered Securities and the circumstances under which the Book-Entry Security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the Depository or its nominee; and (16) any other terms of the Offered Securities.

    The Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to Original Issue Discount Securities and any Securities treated as having been issued with original issue discount for Federal income tax purposes will be described in the Applicable Prospectus Supplement. "Original Issue Discount Securities" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture does not contain covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

BOOK-ENTRY SECURITIES

    Unless otherwise provided in the Prospectus Supplement, the Securities will be represented by one or more certificates (the "Global Securities"). The Global Security representing Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or other successor depository appointed by the Company (DTC or such other depository is herein referred to as the "Depository") and registered in the name of the Depository or its nominee. Unless otherwise provided in the Prospectus Supplement, Securities will not be issued in definitive form. DTC currently limits the maximum denomination of any single Global Security to $200,000,000.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

    Upon the issuance by the Company of Securities represented by a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of participants. The accounts to be credited shall be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Securities represented by the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of participants in DTC), or by participants in DTC or persons that may hold interests through such participants (with respect to persons other than participants in DTC). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

    So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depositor or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in
Securities represented by the Global Security will not be entitled to have Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

    Payments of principal of, premium, if any, and interest on the Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Company through the Trustee under the applicable Indenture or a paying agent (the "Paying Agent"), which may also be the Trustee under the applicable Indenture to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company has been advised that DTC, upon receipt of any payment of principal of, premium, if any, or interest in respect of a Global Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Security as shown on the records of DTC. The Company expects that payments by participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for the Securities represented by such Global Security.

    The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTAIN COVENANTS OF THE COMPANY

    RESTRICTIONS ON SECURED DEBT. Unless otherwise provided in the Prospectus Supplement with respect to any series of the Securities, if the Company or any Domestic Subsidiary (as defined below) shall incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Domestic Property (as defined below) or on any shares of stock or debt of any Domestic Subsidiary, the Company shall secure, or cause such Domestic Subsidiary to secure, the Securities equally and ratably, with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt (as defined below) in respect of sale and leaseback transactions involving Principal Domestic Properties, would not exceed 15% of the Consolidated Net Assets (as defined below) of the Company. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary,
(b) mortgages in favor of the Company or any Domestic Subsidiary, (c) mortgages in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments, (d) mortgages on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 120 days of the time of acquisition thereof, (e) mortgages existing on the first date on which a Security is authenticated by the Trustee, (f) mortgages incurred in connection with pollution control, industrial revenue or similar financings, and (g) any extension, renewal or replacement of any debt secured by any mortgage referred to in the foregoing clauses (a) through (f), inclusive.

    The term "Subsidiary" of the Company means any corporation of which the Company directly or indirectly owns or controls stock which under ordinary circumstances (not dependent upon the happening of a contingency) has the voting power to elect a majority of the board of directors of such corporation;
provided that the term does not include any corporation that does not own a Principal Domestic Property and the principal executive officer, president and principal financial officer of the Company determine in good faith that the then aggregate investments by the Company and its Domestic Subsidiaries in such corporation are not of material importance to the total business conducted, or assets owned, by the Company and its Domestic Subsidiaries. The term "Domestic Subsidiary" means a Subsidiary of the Company which transacts substantially all of its business or maintains substantially all of its property within the United States (excluding its territories, possessions and Puerto Rico), except a Subsidiary which (a) is engaged primarily in financing operations outside of the United States or in leasing personal property or financing inventory, receivables or other property or (b) does not own a Principal Domestic Property. The term "Principal Domestic Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States (excluding its territories, possessions and Puerto Rico), owned or leased by the Company or a Subsidiary of the Company and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety. The term "Consolidated Net Assets" means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with generally accepted accounting principles. The term "Attributable Debt" means the present value (discounted at the rate of 8% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

    RESTRICTIONS ON SALES AND LEASEBACKS. Unless otherwise provided in the Prospectus Supplement with respect to any series of the Securities, neither the Company nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the Company or such Domestic Subsidiary could incur a mortgage on such property under the restrictions described above under "Restrictions on Secured Debt" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Securities or (b) the Company, within 120 days after the sale or transfer by the Company or any Domestic Subsidiary, applies to the retirement of its funded debt (defined as indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof) an amount equal to the greater of (i) the net proceeds of the sale of the Principal Domestic Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Domestic Property so sold and leased (subject to credits for certain voluntary retirements of funded debt).

EVENTS OF DEFAULT

    Any one of the following events will constitute an Event of Default under the Indenture with respect to Securities of any series: (a) failure to pay any interest on any Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Security of that series when due;

(c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities thereunder other than that series) continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization of the Company; or (f) any other Event of Default provided with respect to Securities of that series.

    If any Event of Default with respect to the Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25 percent in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) will be immediately due and payable. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration.

    Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series.

    No Holder of any series of Securities will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25 percent in principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

    The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than the majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture and affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of all Securities affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on, any

Security (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the maturity thereof); (iii) change the place or currency of payment of principal of, premium, if any, or interest on any Security; (iv) impair the right to institute suit for the enforcement of any payment on any Security on or at the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); (v) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or (vi) modify certain provisions of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of each Holder affected thereby.

    The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected thereby.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and may not permit any Person to merge into or consolidate with the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another person or conveys, transfers or leases its properties substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation, partnership, or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes the Company's obligations on the Securities under a supplemental indenture, (ii) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if properties or assets of the Company become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, the Company or such successor Person, as the case may be, takes such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby, and (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating compliance with these provisions.

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides, unless otherwise indicated in the Applicable Prospectus Supplement with respect to the Offered Securities, that the Company, at the Company's option, (a) will be discharged from any and all obligations in respect of the Securities of any series (except for certain obligations to register the transfer of or exchange of Securities of such series, replace stolen, lost or mutilated Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, including those described under "Certain Covenants of the Company," and the occurrence of an event described in clause
(d) under "Events of Default" shall no longer be an Event of Default, in each case, if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the Securities of such series. Such a trust may be established only if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit or insofar as an Event of Default resulting from certain events of bankruptcy or insolvency of the Company, at any time during the period ending on the 121st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit, (ii) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of the Company or result in the trust arising from such deposit to constitute, unless it is qualified as, a "regulated investment company," (iii) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and (iv) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred, which Opinion of Counsel, in the case of clause (a) above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to the Company, or otherwise a change in applicable Federal income tax law occurring after the date of the Indenture. In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Securities of any series as described under clause (b) above and the Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

CONCERNING THE TRUSTEE

    Harris Trust and Savings Bank is Trustee under the Indenture. The Trustee performs services for the Company in the ordinary course of business.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities being offered hereby through agents, through underwriters and through dealers, and Securities may be sold to other purchasers directly or through agents or through a combination of any such methods of sale.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Applicable Prospectus Supplement. Agents may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for the Company in the ordinary course of business. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

    If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Applicable Prospectus Supplement that will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled under the relevant underwriting agreement to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such underwriters or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for the Company in the ordinary course of business.

    If dealers are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to such dealers, as principal. The dealers may then resell such

Securities to the public at varying prices to be determined by such dealers at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such dealers or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for the Company in the ordinary course of business.

    The Securities are not proposed to be listed on a securities exchange, and any underwriters or dealers will not be obligated to make a market in Securities. The Company cannot predict the activity or liquidity of any trading in the Securities.

                                 LEGAL OPINIONS

    Unless otherwise indicated in a supplement to this Prospectus, certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Jose M. de Lasa, Esq., Senior Vice President, General Counsel and Secretary of the Company and by Mayer, Brown & Platt, Chicago, Illinois, and for the underwriters, dealers and agents, if any, by Skadden, Arps, Slate, Meagher & Flom, Chicago, Illinois. As of May 28, 1996, Mr. de Lasa beneficially owned approximately 20,044 shares of common stock of the Company and held options to acquire 130,002 shares of such common stock of which options to purchase 26,668 shares of common stock are currently exercisable. (These amounts include approximately 44 shares held for the benefit of Mr. de Lasa in the Abbott Laboratories Stock Retirement Trust pursuant to the Abbott Laboratories Stock Retirement Plan). The opinions of Mr. de Lasa, Mayer, Brown & Platt and Skadden, Arps, Slate, Meagher & Flom may be conditioned upon, and may be subject to certain assumptions regarding, future action required to be taken by the Company and any underwriter(s), dealer(s) or agent(s) in connection with the issuance and sale of any particular series of Offered Securities. The opinions of Mr. de Lasa, Mayer, Brown & Platt and Skadden, Arps, Slate, Meagher & Flom with respect to certain series of Offered Securities may be subject to other conditions and assumptions, as indicated in the Prospectus Supplement describing such series. Skadden, Arps, Slate, Meagher & Flom from time to time represents the Company in connection with certain other matters.

                                    EXPERTS

    The consolidated financial statements and schedules included in the Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

SEC registration fee...............................................  $ 172,414
Blue sky fees and expenses.........................................     10,000
Printing and engraving costs.......................................     20,000
Legal fees and expenses............................................     35,000
Accounting fees and expenses.......................................     35,000
Trustee fees and expenses..........................................     10,000
Rating agency fees.................................................     90,000
Miscellaneous......................................................     12,586
                                                                     ---------
  Total............................................................  $ 385,000
                                                                     ---------
                                                                     ---------

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Restated Article R-VI of the Company's Restated Articles of Incorporation provides that the Company shall, in the case of persons who are or were directors or officers of the Company, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The provisions of Article R-VI are applicable to all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Company's Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to indemnification.

    Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person (or his or her personal representatives) who, by reason of the fact that such person is or was a director or officer of such corporation, is made (or threatened to be made) a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that such person has been successful in defending any action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys' fees) incurred by such person in connection therewith.

    The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. The Company's directors and officers are insured under a directors and officers liability insurance policy maintained by the Company.

    The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of the Company's directors and officers who signed the Registration Statement, and of each person, if any, who controls the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 16. EXHIBITS.

    A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on June 17, 1996.

                                          ABBOTT LABORATORIES

                                          By: /s/ D. L. BURNHAM

                                          --------------------------------------
                                             D. L. Burnham
                                             Chairman of the Board and
                                             Chief Executive Officer

    Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jose M. de Lasa and Gary P. Coughlan and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant's Form S-3 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on June 17, 1996.

/s/ D. L. BURNHAM                          /s/ K. FRANK AUSTEN, M.D.
- ----------------------------------------   ----------------------------------------
D. L. Burnham                              K. Frank Austen, M.D.
Chairman of the Board,                     Director
Chief Executive Officer and Director

/s/ THOMAS R. HODGSON                      /s/ H. LAURANCE FULLER
- ----------------------------------------   ----------------------------------------
Thomas R. Hodgson                          H. Laurance Fuller
President, Chief Operating Officer         Director
and Director

/s/ GARY P. COUGHLAN                       /s/ ALLEN F. JACOBSON
- ----------------------------------------   ----------------------------------------
Gary P. Coughlan                           Allen F. Jacobson
Senior Vice President, Finance and         Director
Chief Financial Officer

/s/ THEODORE A. OLSON                      /s/ DAVID A. JONES
- ----------------------------------------   ----------------------------------------
Theodore A. Olson                          David A. Jones
Vice President and Controller              Director

/s/ DAVID A. L. OWEN                       /s/ WILLIAM D. SMITHBURG
- ----------------------------------------   ----------------------------------------
David A. L. Owen                           William D. Smithburg
Director                                   Director

/s/ BOONE POWELL, JR.                      /s/ JOHN R. WALTER
- ----------------------------------------   ----------------------------------------
Boone Powell, Jr.                          John R. Walter
Director                                   Director

/s/ A. BARRY RAND                          /s/ WILLIAM L. WEISS
- ----------------------------------------   ----------------------------------------
A. Barry Rand                              William L. Weiss
Director                                   Director

/s/ W. ANN REYNOLDS, PH.D.
- ----------------------------------------
W. Ann Reynolds, Ph.D.
Director

                                 EXHIBIT INDEX

  EXHIBIT                                                                                            SEQUENTIAL PAGE
  NUMBER                                          DESCRIPTION                                            NUMBER
- -----------  -------------------------------------------------------------------------------------  -----------------

       1.1   Form of Underwriting Agreement.......................................................
       4.1   Indenture, dated as of October 1, 1993, between the Company and Harris Trust and
              Savings Bank (including form of Security) (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September
              30, 1993)
       5.1   Opinion of Jose M. de Lasa...........................................................
      23.1   Consent of Arthur Andersen LLP.......................................................
      23.2   Consent of Jose M. de Lasa (included in the opinion filed as Exhibit 5.1 to this
              Registration Statement)
      24.1   Power of Attorney (included on signature page of this Registration Statement)
      25.1   Statement of Eligibility of Harris Trust and Savings Bank on Form T-1................